Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 Amendment No. 1 of our report dated April 16, 2024 with respect to the audited consolidated financial statements of GameSquare Holdings, Inc. for the years ended December 31, 2023 and 2022. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Kreston GTA LLP

Chartered Professional Accountants
Markham, Ontario, Canada
August 13, 2024